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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES OF CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION

China Netcom (Group) Company Limited               PRC

China Netcom Corporation International Limited     Bermuda

Asia Netcom Corporation Limited                    Bermuda